EXHIBIT 10.1
TRANSITION AGREEMENT

This Transition Agreement (“Transition Agreement”) is made by and between Matthew Newcomb (“Executive”) and Chime Financial, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company at-will;

WHEREAS, Executive signed a Confirmatory Offer Letter on April 3, 2025 (the “Offer Letter”);

WHEREAS, Executive signed a Proprietary Information and Inventions Agreement with 1debit, inc. (the Company’s former entity name) on September 6, 2016 (the “Proprietary Information Agreement”);

WHEREAS, Executive is subject to a mutual mediation/arbitration agreement (the “Arbitration Agreement”);

WHEREAS, the Parties wish to provide for the orderly transition of Executive’s duties and responsibilities, and accordingly the Company has agreed to continue Executive’s at-will employment until December 31, 2027 (the “Planned Separation Date”), at which time the Parties expect that Executive’s employment with the Company will terminate;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS
1.Garden Leave. Beginning as of the Transition Agreement Effective Date and continuing until the Planned Separation Date or such earlier date as Executive’s employment may be terminated (the “Garden Leave Period”), the Company agrees to continue to employ Executive on the terms set forth in this Transition Agreement, and Executive agrees to transition Executive’s day-to-day duties at the instruction and direction of the Company and in a reasonable manner with reasonable availability on limited request, including with respect to assisting the onboarding of a new Chief Financial Officer and providing advice and perspective to the Company’s Chief Executive Officer and other executive team members on matters within Executive’s institutional knowledgebase. During the Garden Leave Period, Executive will continue to be subject to and expected to adhere to all Company policies and shall remain subject to his duty of loyalty to the Company and his fiduciary duties. As of the Transition Agreement Effective Date, Executive will no longer be an executive officer of the Company.
During the Garden Leave Period, Executive will continue to be paid Executive’s regular base salary in accordance with the Company’s regular payroll practices and less applicable withholdings and shall continue to vest in any equity awards in accordance with each applicable equity plan and the Executive’s equity award agreements. In addition, Executive’s bonus for 2026 will be paid at 100% target level performance and will be paid at the same time that bonuses are paid to Company executives generally. Executive will not be eligible for any bonus for 2027.

Executive, and Executive’s covered dependents, shall also remain eligible to participate in then-available Company benefit programs at the same level as Executive, and Executive’s covered dependents, would have been eligible to participate in such programs immediately prior to the start of the Garden Leave Period, subject to the terms and conditions, including eligibility requirements, of such programs, and further subject to any modifications herein.
Nothing in this Transition Agreement alters Executive’s at-will employment during the Garden Leave Period. As a result, Executive is free to terminate Executive’s employment at any time, for any reason or for no reason and the Company is free to terminate Executive’s employment at any time, for any reason or for no reason even before the Planned Separation Date (the actual date Executive’s employment terminates, the “Actual Separation Date”), provided that a termination of the Executive’s employment by the Company will avail Executive the additional benefits described in Section 3.b.
2.Transition Agreement Consideration. In consideration of Executive’s execution of this Transition Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Transition Agreement, the Company agrees as follows:
a.For a period of five (5) years following the Transition Agreement Effective Date, the Company, at its own expense, shall provide Executive with insurance coverage no less favorable than that provided to Executive under the Company’s existing directors’ and officers’ liability insurance policy or policies immediately prior to the Transition Agreement Effective Date.
3.Confirmatory Release Consideration. Executive acknowledges that Executive will only receive the Confirmatory Release Consideration provided in this Section 3, if Executive: (1) returns all Company property on or before the Actual Separation Date; and (2) has timely signed the Confirmatory Release and returned it to the Company. Contingent upon Executive’s compliance with (1) and (2) in the foregoing sentence, the Company agrees to provide the following consideration to Executive subject to the terms and conditions herein (the “Confirmatory Release Consideration”):
a.Each of Executive’s outstanding and unexercised stock options that are designated as nonstatutory stock options in the Company’s equity award management portal (“NSOs”) will be amended such that the vested portion of the NSO shall remain exercisable for a total of six (6) months after the Planned Separation Date (i.e., three additional months as compared to existing terms); provided, however, that the NSO will not be exercisable beyond its original term/expiration date (as indicated in the applicable stock option agreement) and the NSO will be subject to earlier termination pursuant to the terms of the Plan. This Transition Agreement acts as an amendment to each NSO.

b.If Executive is terminated prior to the Planned Separation Date without Cause, the Company shall (x) pay Executive severance equal to the total salary that Executive would have received for the remainder of the Garden Leave Period (i.e., between the Actual Separation Date and the Planned Separation Date), (y) subject to Executive timely electing for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), pay for COBRA premiums for Executive and Executive’s covered dependents through December 2027, and (z) provide for the vesting of any stock options and RSUs that would have otherwise vested under the Equity Agreements during the remainder of the Garden Leave Period (i.e., between the Actual Separation Date and the Planned Separation Date). Such cash amount shall be paid in equal installments in accordance with the Company’s regular payroll practices, less applicable withholdings, beginning as of the first regularly scheduled payroll date following the Confirmatory Release Effective Date. The additional equity vesting will be effective upon the Confirmatory Release Effective Date provided that (i) settlement of any RSUs vested under this Section 3.b shall occur on the same timing that RSUs would have otherwise settled absent a termination; and (ii) exercisability of any stock options vested under this Section 3.b shall occur on the same timing that stock options would have otherwise vested absent a termination. For purposes of this Transition Agreement, “Cause” has the same defined meaning as set forth in the Company’s Officer Severance Plan.
4.Confirmatory Release. In exchange for the Confirmatory Release Consideration, Executive agrees to execute the Confirmatory Release attached hereto as Exhibit A, within the time period set forth therein, which agreement will serve to cover the time period from the Transition Agreement Effective Date through the Confirmatory Release Effective Date (as defined in the Confirmatory Release) and cover claims not released herein; provided, however, the Parties agree to modify the Confirmatory Release to comply with any new laws that become applicable through the Garden Leave Period. Executive agrees that Executive cannot sign the Confirmatory Release prior to the Actual Separation Date. Further, Executive understands and agrees that Executive will only be entitled to the consideration set forth in Section 3 if Executive executes the Confirmatory Release within the time allotted in this Section 4.
5.Acknowledgments. Except as explicitly set forth in this Transition Agreement and the Confirmatory Release, Executive acknowledges and agrees that Executive is not entitled to receive any severance compensation or benefits from the Company. Executive hereby acknowledges that without this Transition Agreement, Executive is not otherwise entitled to the consideration listed in Section 2.

6.Stock Options and RSUs. Executive acknowledges and agrees that any rights or entitlement that Executive may have with respect to stock options and/or restricted stock units (“RSUs”) are set forth in the applicable Stock Option Grant Notice (“Grant Notice”), Stock Option Agreement (“Stock Agreement”), and/or Restricted Stock Unit Award Agreement (“RSU Agreement”) between Executive and the Company (together, as applicable, the “Equity Agreements”). Except as provided by Section 3.a above, after Executive’s separation from the Company, Executive’s right to exercise vested stock options and/or any entitlement to vested RSUs shall continue to be governed by the terms and conditions of the Grant Notice, Stock Agreement, and/or RSU Agreement, as applicable. For avoidance of doubt, vesting shall cease as of the Actual Separation Date, and any unvested equity subject to the Equity Agreements shall forfeit as of the Actual Separation Date. This Transition Agreement makes no representations as to Executive’s rights or entitlement under the applicable Grant Notice, Stock Agreement, and/or RSU Agreement. Executive is advised to seek independent tax, legal, and/or financial advice regarding Executive’s own particular situation and rights under any Grant Notice, Stock Agreement, and/or RSU Agreement that Executive has with the Company, and by Executive’s signature below, Executive acknowledges and agrees that Executive shall obtain such advice.
7.Rule 10b5-1 Trading Plan Cooperation. The Company acknowledges that Executive currently maintains a trading plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 and that, during the Garden Leave Period, Executive may continue to possess material non-public information about the Company by reason of his continuing services and transition responsibilities, even after he no longer serves as Chief Financial Officer. Accordingly, the Company will reasonably and promptly cooperate with Executive, at Executive's request, to permit Executive to adopt a new Rule 10b5-1 trading plan or amend, modify, terminate, or replace his existing plan, in each case in a manner intended to comply with Rule 10b5-1, as amended, the Company's insider trading policy and Rule 10b5-1 trading plan guidelines. Such cooperation will include timely review of proposed plan documentation, providing any required pre-clearance or internal approval, executing any customary Company-side acknowledgments or broker documentation reasonably required in connection with the plan, and coordinating in good faith with Executive and his broker to address any applicable blackout period, cooling-off period, change in trading parameters, or other plan administration issue arising during the Garden Leave Period. Nothing in this Section requires the Company to waive, modify, or override any applicable securities law, SEC rule, Company insider trading policy, blackout restriction, Rule 10b5-1 trading plan guidelines or other legal or compliance requirement, or to approve any plan, amendment, modification, or trade that the Company reasonably determines would not comply with those requirements.

8.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Transition Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Transition Agreement; (b) Executive has had more than twenty-one (21) days within which to consider this Transition Agreement; (c) Executive has seven (7) days following Executive’s execution of this Transition Agreement to revoke this Transition Agreement; (d) this Transition Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Transition Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Company’s undersigned that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
9.Release of Claims. In exchange for the consideration provided under this Transition Agreement, Executive (on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns) agrees to release any and all claims Executive may have against the Company, its parents and subsidiaries, and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Executive signs this Transition Agreement, including, but not limited to, the following: (a) claims arising under the federal or any state constitution, law, regulation, or ordinance; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs; (d) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company; and (e) any and all employment claims, and (f) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship. Executive agrees that, with respect to the claims released herein, Executive will not file any legal action asserting any such claims. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Transition Agreement; or (ii) claims that cannot be released as a matter of law, including right to workers compensation or unemployment compensation benefits.
The Company hereby and forever releases Executive from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any known claim, complaint, charge, duty, obligation, demand, or cause of action directly relating to any known matters that the Company possesses against Executive relating to Executive’s employment with the Company arising from any omissions, acts, facts, or damages that have occurred up until and including the date the Company signs this Transition Agreement.
10.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.
11.No Admission of Liability. Executive understands and acknowledges that this Transition Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive covered by the release set forth in Section 9 above. No action taken by the Company hereto, either previously or in connection with this Transition Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
12.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Transition Agreement.
13.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Transition Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Transition Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
14.Continuing Obligations. Executive agrees that during the Transition Period, Executive shall comply with his obligations under the Proprietary Information Agreement and Arbitration Agreement. Executive agrees that the above reaffirmation and agreement with the Proprietary Information Agreement and Arbitration Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Proprietary Information Agreement and Arbitration Agreement, entered and effective as of the Transition Agreement Effective Date.

15.Arbitration. Executive acknowledges and agrees that the Company is engaged in interstate commerce. In view of that fact, pursuant to the Federal Arbitration Act, in the event of any dispute or claim between the Parties relating to or arising out of Executive’s employment relationship with the Company (including preemployment work for the Company or application for employment) or this Transition Agreement, the Parties agree that, to the fullest extent permitted by law, all such disputes/claims shall be fully and finally resolved by confidential, binding arbitration conducted in San Francisco, California, by a single, neutral arbitrator agreed upon by the Parties. For the avoidance of doubt, prior to instituting any arbitration procedures described below, Section 5 of the Arbitration Agreement applies. Arbitration shall be in an individual capacity, and not as a plaintiff or class member in any purported class action proceeding, except to the extent that this class action waiver is prohibited by applicable law. Any arbitration shall be conducted in accordance with the applicable JAMS Rules then in effect (www.jamsadr.com) and the Federal Rules of Evidence. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law(s) to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event either party intends to bring multiple claims, including Excluded Claims, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Arbitrable claims will be decided before Excluded Claims. Arbitrator’s fees and related expenses shall be borne by the Company, less the filing fee Executive would have had to pay to bring a court action for the arbitrable claims. Executive must pay their portion before the Company is invoiced. Each Party shall pay its own attorneys’ fees and costs not unique to arbitration when in arbitration, except that the arbitrator may award fees and costs to the prevailing Party to the extent permitted by law. This Transition Agreement shall not preclude either Party from seeking any provisional remedy (including a temporary restraining order or preliminary injunction as necessary to protect the Company’s trade secrets and confidential information) until such time as an arbitrator can assume jurisdiction over any such claim(s) involving injunctive relief from a court in San Francisco, California, if, absent such provisional relief, the arbitration award may be rendered ineffectual. Both parties waive their respective rights to have any such disputes/claims tried by a judge or a jury. Further, the authority to determine the enforceability of this section remains solely with the trial court of competent jurisdiction in the state where the arbitration proceeding is pending. If a court determines that this paragraph, or any portion thereof, is invalid, the Parties waive any right to arbitration of class, collective, consolidated, or other representative claims, and instead agree and stipulate that such claims will be heard only before a court. To the extent permitted by applicable law, Executive agrees to waive the right to bring a representative action on behalf of the state of California. The arbitrator shall permit adequate discovery and shall be empowered to award all remedies otherwise available in a court of competent jurisdiction, and any judgment rendered by the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall issue a written award setting forth the essential findings and conclusions on which the award is based. To initiate arbitration, Executive must send an email to people@chime.com, requesting arbitration with a brief explanation of the dispute or reason for arbitration. The request must be signed by Executive.

16.Protected Activity. Executive understands that nothing in this Transition Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the California Civil Rights Department, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Transition Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act.
17.No Representations. Executive represents that Executive has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Transition Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Transition Agreement.

18.Agreement to Cooperate.  The Parties agree that certain matters in which Executive has been involved during Executive’s employment may need Executive’s cooperation with the Company in the future.  Accordingly, Executive agrees that Executive will cooperate with the Company with regard to defending, investigating, responding to, or prosecuting any present, future, or potential claims, lawsuits, investigations, or actions involving matters that arose during Executive’s employment and which may require Executive’s testimony, deposition, or involvement.  The Company shall reimburse Executive for reasonable expenses incurred in connection with this cooperation.
19.Attorneys’ Fees. Except as provided by law, in the event that either Party brings an action to enforce or effect its rights under this Transition Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

20.Entire Agreement. This Transition Agreement (together with the Confirmatory Release) represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Transition Agreement and Executive’s employment with and termination from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Transition Agreement and Executive’s relationship with the Company (including the Company’s Officer Severance Plan and the Company’s Change in Control Severance Plan), with the exception of the Offer Letter, the Proprietary Information Agreement, the Arbitration Agreement, and the Equity Agreements (as modified).
21.Governing Law and No Oral Modification. This Transition Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the of the “Arbitration” section of this Transition Agreement shall be governed by the Federal Arbitration Act. Executive consents to personal and exclusive jurisdiction and venue in the State of California. This Transition Agreement may only be amended in a written document signed by Executive and the Company’s Chief Executive Officer.
22.Tax Consequences. This Transition Agreement is intended to be exempt from, or comply with, Section 409A of the Internal Revenue Code and the Treasury Regulations and official IRS guidance thereunder (“Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted in accordance with this intent. Each payment, installment, and benefit payable under this Transition Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Transition Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
23.Transition Agreement Effective Date. Executive understands that this Transition Agreement shall be null and void if not executed by Executive within twenty-one (21) calendar days after Executive’s receipt of the Transition Agreement. In the event Executive signs this Transition Agreement and returns it to the Company in less than the period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Transition Agreement. Each Party has seven (7) days after that Party signs this Transition Agreement to revoke it. This Transition Agreement will become effective on the eighth (8th) day after Executive signed this Transition Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Transition Agreement Effective Date”).

24.Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision. This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.
25.Voluntary Execution of Agreement. Executive understands and agrees that Executive has executed this Transition Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing Executive’s claims against the Company as set forth herein. Executive represents that Executive has been represented in the preparation, negotiation, and execution of this Transition Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel. Executive further represents that Executive has carefully read this Agreement and understands the terms and consequences and legal and binding effect of this Agreement and of the releases it contains. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Transition Agreement.

(Intentionally blank; signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

EXECUTIVE, an individual

Dated:	8/2/2026	/s/ Matthew Newcomb
Matthew Newcomb

COMPANY

Dated:	8/2/2026	By	/s/ Christopher Britt
Christopher Britt
Chief Executive Officer

EXHIBIT A

CONFIRMATORY RELEASE

This Confirmatory Release (the “Agreement”) is made by and between Executive and the Company. The terms contained herein shall have the meaning set forth in the Transition Agreement unless otherwise defined herein.

RECITALS

WHEREAS, Executive signed the Transition Agreement with the Company in July 2026 (the “Transition Agreement”);
WHEREAS, Executive resigned from his employment with the Company effective _______ (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS
1.Consideration. In consideration of Executive’s execution and non-revocation (pursuant to Section 3 herein) of this Confirmatory Release and Executive’s fulfillment of all of its terms and conditions, the Company agrees to provide the Executive with the Confirmatory Release Consideration.
2.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, its parents and subsidiaries, and their current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Executive’s employment relationship with the Company or the termination of that relationship;
        b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud,
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misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Fair Employment and Housing Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive; and
h.    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to workers compensation or unemployment compensation benefits.
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The Company hereby and forever releases Executive from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any known claim, complaint, charge, duty, obligation, demand, or cause of action directly relating to any known matters that the Company possesses against Executive relating to Executive’s employment with the Company arising from any omissions, acts, facts, or damages that have occurred up until and including the date the Company signs this Agreement.
3.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has had more than twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Company’s undersigned that is received prior to the Confirmatory Release Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
4.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect
5.Payment of Compensation and Receipt of All Benefits. Executive acknowledges and represents that the Company has paid or provided all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
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6.Benefits. Executive’s health, dental and vision insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Executive’s right to continue Executive’s health insurance under COBRA. Employee’s Flexible Spending Account(s) (FSA), if any, shall cease on the last day worked. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in equity awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.
7.Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company (if any), pursuant to the exercise of outstanding options, or for vesting and settlement of any restricted stock units, Executive will be considered to have vested only up to the Separation Date. The exercise of Executive’s vested options and shares shall continue to be governed by the terms and conditions of the applicable stock agreements and as modified by Section 3 of the Transition Agreement.
8.No Pending or Future Lawsuits. Executive represents that, with respect to the claims released herein, Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
9.Confidentiality. Subject to the Protected Activity Not Prohibited Section below and prior to this Agreement being filed publicly, Executive agrees to maintain in complete confidence, and represents that Executive has to date maintained in complete confidence, the existence of this Agreement, the terms of this Agreement and the consideration for this Agreement (in each case, together with the Transition Agreement, hereinafter collectively referred to as “Separation Information”), and Executive agrees that Executive has not publicized and will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited Section” below, Executive may disclose Separation Information only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s counsel, and Executive’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.
10.Surviving Obligations/Return of Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Proprietary Information Agreement, with the exception of the post-employment non-solicitation covenant contained in Section 5 therein, the enforcement of which is hereby waived by the Company. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all Company property and information, and, to the extent any additional copies of Company property or information are on Executive’s personal devices or storage spaces, Executive has taken all necessary steps to permanently delete or destroy all such property and documents from such locations, with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Executive, which Executive may keep.
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11.Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below and within the Transition Agreement, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of the Transition Agreement, or the Proprietary Information Agreement (other than Section 5 therein), shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.
12.No Cooperation. Subject to the Protected Activity provision, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.
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13.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED OR RELEASED IN THE TRANSITION AGREEMENT, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
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14.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the California Civil Rights Department, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act.
15.Nondisparagement. Subject to the Protected Activity provision, Executive agrees and covenants that Executive shall not make, publish, or communicate any defamatory, disparaging, libelous, or slanderous remarks, comments, or statements concerning any of the Company’s products or services, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Executive further agrees and covenants that the Executive shall not make, publish, or communicate to any person or entity or in any public forum maliciously false defamatory or disparaging remarks, comments, or statements concerning the Company or its business, or any of its employees, officers, or directors, and the Company’s existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future for 10 years after the date of this Agreement. Nothing in this agreement prevents Executive from taking part in any Protected Activity or discussing or disclosing information about unlawful acts in the workplace such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.
Subject to the “Protected Activity Not Prohibited” provision the Company agrees to instruct its Section 16 officers to refrain from engaging in disparagement, defamation, libel, or slander concerning Executive’s employment with the Company.
16.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
17.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.Agreement to Cooperate.  The Parties agree that certain matters in which Executive has been involved during Executive’s employment may need Executive’s cooperation with the Company in the future.  Accordingly, Executive agrees that Executive will cooperate with the Company with regard to defending, investigating, responding to, or prosecuting any present, future, or potential claims, lawsuits, investigations, or actions involving matters that arose during Executive’s employment and which may
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require Executive’s testimony, deposition, or involvement.  The Company shall reimburse Executive for reasonable expenses incurred in connection with this cooperation.
19.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
20.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
21.Tax Consequences. This Transition Agreement is intended to be exempt from, or comply with, Section 409A of the Internal Revenue Code and the Treasury Regulations and official IRS guidance thereunder (“Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted in accordance with this intent. Each payment, installment, and benefit payable under this Transition Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
22.Attorneys’ Fees. Except as provided by law, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
23.Entire Agreement. This Agreement, together with the Transition Agreement, upon becoming effective, represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Offer Letter, but with the exception of the Proprietary Information Agreement (as modified), the Arbitration Agreement and the Equity Agreements.
24.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.
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25.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California, except that any dispute regarding the enforceability of the of the “Arbitration” section of this Transition Agreement shall be governed by the Federal Arbitration Act.
26.Confirmatory Release Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within the later of (i) five (5) business days after the Separation Date and (ii) twenty-one (21) calendar days after Executive’s receipt of the Transition Agreement. In the event Executive signs this Agreement and returns it to the Company in less than the greater of the two periods identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Confirmatory Release Effective Date”).
27.Counterparts. This Agreement may be executed in counterparts, and each counterpart shall be deemed an original, and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.
28.Voluntary Execution of Agreement; No Representations. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive represents that Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel. Executive further represents that Executive has carefully read this Agreement and understands the terms and consequences and legal and binding effect of this Agreement and of the releases it contains. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

(Intentionally blank; signature page follows)
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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE, an individual

Dated:
Matthew Newcomb

COMPANY

Dated:	By
Christopher Britt
Chief Executive Officer

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